Exhibit 99.1

Press Release

HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS

 FOR THE SECOND QUARTER 2005

CHELMSFORD, MA - August 16, 2005 - Hittite Microwave Corporation (NASDAQ: HITT) reported revenue for its second quarter ended June 30, 2005 of $18.9 million, representing an increase of 26.1% over its revenue in the second quarter of 2004 and an increase of 5.9% over its revenue in the first quarter of 2005.  Net income attributable to common shareholders for the quarter was $4.2 million, or $0.16 per diluted share, an increase of 47.8% over the net income attributable to common shareholders of $2.9 million, or $0.11 per diluted share, in the corresponding period of 2004, and an increase of 10.9% over the first quarter of 2005.

“We are pleased with our second-quarter results which show growth in both revenue and earnings compared to a year ago, a result of our expanding product line and product acceptance by the customers we serve,” said Stephen Daly, President and CEO.  “We introduced 18 new standard products, in line with our plan, which increases our portfolio to 350 standard products.  It is important to note in July we also achieved a strategic milestone in becoming a public company.”

Revenue from sales to customers in the United States was $9.3 million, or 49% of the Company’s total revenue, and revenue from sales to customers outside the United States was $9.6 million, or 51% of total revenue, as compared to 50% respectively, in the second quarter of 2004.  Gross margin in the second quarter of 2005 was 66.4%, compared to 63.4% in the second quarter of 2004 and 66.3% in the first quarter of 2005.  The year-over-year gross margin improvement in the quarter was the result of improved manufacturing costs and efficiencies along with favorable product mix.  Operating expenses in the second quarter of 2005 were $5.5 million, an increase of 22.4% from the second quarter of 2004, as the Company continued to expand its research and development, sales, marketing and general and administrative organizations and related activities.  Cash and cash equivalents at the end of the second quarter were $31.2 million, an increase of $2.8 million from the first quarter of 2005.

Business Outlook

The Company currently expects revenue in the third quarter ending September 30, 2005 to be in the range of $19.5 million to $20.5 million and net income attributable to common stockholders to be in the range of $4.2 million, or $0.14 per diluted share, to $4.5 million, or $0.15 per diluted share.  The forecasted net income attributable to common stockholders includes planned increases in general and administrative costs attributable to compliance as a public company.  Additionally, the expected earnings per share includes the shares issued in the Company’s initial public offering and the conversion of the preferred shares.

Webcast and Taped Replay

The Company will host a conference call to discuss its financial results at 5:00 p.m. EDT on Tuesday, August 16, 2005.  A live webcast of the call will be available online on the Hittite Microwave website.  To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at www.hittite.com and click on the webcast icon located under the Events Calendar.  A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 7943207.  Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

About Hittite Microwave Corporation

Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules and subsystems for technically demanding radio frequency, or RF, microwave and millimeterwave applications.  Products include amplifiers, attenuators, frequency dividers and detectors, frequency multipliers, mixers and converters, modulators, oscillators, sensors and switches.    Hittite’s products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement.  The Company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies.  The Company is headquartered in Chelmsford, MA.

“Safe Harbor Statement” under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation

Reform Act of 1995.  Forward-looking statements include, but are not limited to, any statements regarding the Company’s expectations as to future levels of revenue and earnings per share.  Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions and actual future events and results may differ materially from these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth effectively; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under “Risk Factors” in the Company’s Registration Statement on Form S-1, File Number 333-124664, filed with the Securities and Exchange Commission .

Contact:  William W. Boecke, Chief Financial Officer            978-250-3343

Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
(In thousands except per-share data)	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$18,909	$14,992	$36,763	$28,740
Cost of revenue	6,363	5,484	12,386	10,881
Gross profit	12,546	9,508	24,377	17,859
	66.4%	63.4%	66.3%	62.1%

Operating expenses:
Research and development	2,634	1,874	4,922	3,585
Selling and marketing	2,169	2,013	4,447	3,800
General and administrative	684	595	1,486	1,286
Total operating expenses	5,487	4,482	10,855	8,671

Income from operations	7,059	5,026	13,522	9,188
	37.3%	33.5%	36.8%	32.0%

Interest and other income, net	179	31	304	54
Income before income taxes	7,238	5,057	13,826	9,242

Provision for income taxes	2,607	1,821	4,979	3,327
Net income	4,631	3,236	8,847	5,915

Accretion on redeemable convertible preferred stock	412	381	824	763
Net income attributable to common stockholders	$4,219	$2,855	$8,023	$5,152

Basic earnings per share attributable to common stockholders:	$0.17	$0.12	$0.32	$0.21
Shares used in calculation of basic earnings per share	22,425	22,235	22,393	22,235

Diluted earnings per share attributable to common stockholders:	$0.16	$0.11	$0.30	$0.20
Shares used in calculation of diluted earnings per share	23,828	23,636	23,967	23,420

Note 1: All share and per share data give effect to a 1.874-for-one stock split effected on June 29, 2005.

Consolidated Balance Sheet

(In thousands)	June 30, 2005	December 31, 2004
	(unaudited)	(audited)

Assets

Current assets:
Cash and cash equivalents	$31,242	$24,548
Accounts receivable, net	12,163	10,119
Inventory, net	4,340	5,437
Deferred costs	375	276
Prepaid expenses and other current assets	1,626	291
Deferred taxes	1,188	1,188

Total current assets	50,934	41,859

Property and equipment, net	12,945	13,225
Other assets	202	147

Total assets	$64,081	$55,231

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity

Current Liabilities:
Current portion of long-term debt	$366	$366
Accounts payable	1,479	2,244
Accrued expenses	3,300	2,689
Taxes payable	19	630
Deferred revenue and customer advances	3,390	2,939

Total current liabilities	8,554	8,868

Long-term debt	396	579
Deferred taxes	1,470	1,470
Total liabilities	10,420	10,917

Redeemable convertible preferred stock	21,414	20,591

Stockholders’ equity:
Common stock	228	223
Additional paid-in capital	663	23
Accumulated other comprehensive income	8	57
Retained earnings	31,443	23,420
Treasury stock	(95)	0
Total stockholders’ equity	32,247	23,723

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$64,081	$55,231